EXHIBIT 10.39
EURONET WORLDWIDE, INC.
2006 STOCK INCENTIVE PLAN
Restricted Stock Unit Agreement
     Number of Restricted Stock Units Granted:                                          (          )
     This Agreement dated                          , is made by and between                          , a Company formed under the laws of                      (the “Company”), and                      (“Participant”).
RECITALS:
     A. Effective                     , the stockholders of Euronet Worldwide, Inc. (“Euronet”), the ultimate parent of Company, approved the Euronet Worldwide, Inc. 2006 Stock Incentive Plan (the “Plan”) pursuant to which the Company may, from time to time, grant Restricted Stock Units to current or prospective key employees, non-employee directors or outside consultants of the Company.
     B. The Board of Directors of the Company has considered a proposal from Euronet and has agreed, in Resolutions adopted effective                     , to enter into a Reimbursement Agreement dated                      with Euronet to acquire Euronet shares (“Share” or “Shares”) under the Plan for purposes of granting such shares to Company’s employees;
     C. Participant is an employee, consultant or non-employee director of the Company or one of its Affiliates and the Company desires to encourage him/her to own Shares and to give him/her added incentive to advance the interests of the Company, and desires to grant Participant Restricted Stock Units under the terms and conditions established by the Committee.
AGREEMENT:
     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. Incorporation of Plan. All provisions of this Agreement and the rights of Participant hereunder are subject in all respects to the provisions of the Plan and the powers of the Committee therein provided. Capitalized terms used in this Agreement but not defined shall have the meaning set forth in the Plan. The Plan and a Prospectus including a summary of the Plan are available on the Euronet website at http//eworld.eeft.com and may be obtained from the Human Resources Director of Euronet.
     2. Grant of Restricted Stock Units. Subject to the conditions and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to Participant and credits to a separate account maintained on the books of the Company (“Account”) that number of Restricted Stock Units identified above opposite the heading “ Number of Restricted Stock Units Granted “ (the “RSUs” or the “Award”). On any date, the value of each RSU shall equal the Fair Market Value of a Share. All amounts credited to Participant’s Account under this Agreement shall continue for all purposes to be a part of the general assets of the Company. Participant’s interest in the Account shall make him or her only a general, unsecured creditor of the Company. The RSUs may not be sold, transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily. The rights of Participant with respect to the RSUs shall remain forfeitable at all times prior to the date on which such rights are settled (the “Settlement Date,” as defined below).
     3. Consideration to the Company. In consideration of the granting of the RSUs by the Company, Participant will render faithful and efficient services as a Service Provider to the Company. Nothing in this Agreement or in the Plan will confer upon Participant any right to continue as a Service Provider to the Company or will interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to terminate Participant’s position as a Service Provider to the Company at any time for any reason whatsoever, with or without cause.
     4. Settlement of RSUs. At the Company’s option, the RSUs may be settled by delivering to Participant or his or her beneficiary, as applicable, either (i) an amount of cash equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the number of Shares underlying the RSUs held by Participant (or a specified portion in the event of any partial settlement), or (ii) a number of Shares equal to the whole number of Shares underlying the RSUs then held by Participant (or a specified portion in the event of any partial settlement). Any fractional Shares underlying RSUs remaining on the Settlement Date will be distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional RSUs.
     Except as specifically provided elsewhere under the Plan, the restrictions on RSUs subject to this Agreement will lapse and the shares subject to this Award will be settled on the Settlement Date set forth below, but only if Participant is, and at all times from the Date of Grant, has been a Service Provider to the Company, or one of its Affiliates, and the RSUs have not otherwise been cancelled.
     Prior to receiving the Shares underlying the RSUs, the Participant shall not at any time be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares underlying the RSUs subject to this award.

a) Time Based Criteria	Subject to performance based criteria below, the Restricted Stock Units under this Award Agreement shall vest and be settled as follows:

Time-Based Vesting Criteria

It shall be a condition of vesting that on the date concerned, the Participant shall have been an employee or consultant of the Company for the entire period from the date of grant to the Vesting Date.

b) Performance Based Criteria	Notwithstanding the terms provided in the box entitled “Time Vesting” above, if Performance Criteria are set forth below, settlement of the Restricted Stock Units under this Award Agreement will be accelerated, and the RSUs will be settled in accordance with the schedule provided below, if such Performance Criteria are met:

Performance-Based Vesting Criteria

Provided that the above will be subject in each case to the following:
(i) to Participant’s service with the Company not terminating prior to the date the Performance Criteria are achieved; and
(ii) the Committee’s determination and certification in writing that the Performance Criteria have been achieved.
If the above sums do not derive a whole number of shares as of any Settlement Date, then the number of shares vested shall be the lower whole number resulting from such sum with any residual shares vesting as of the last Settlement Date.
     The Committee may, in its sole discretion, accelerate the Settlement Date for any or all of the RSUs, if in its judgment the performance of Participant has warranted such acceleration and/or such acceleration is in the best interests of the Company.
     5. Cancellation of RSUs. Unless otherwise provided in this Section 5 or in the Plan, if Participant’s position as a Service Provider to the Company or any of its Affiliates is terminated prior to the Settlement Date other than by death or Disability, Participant shall thereupon immediately forfeit any and all unsettled RSUs, and all RSUs shall be cancelled. Upon such cancellation, Participant shall have no further rights under this Agreement. For purposes of this Agreement, transfer of employment between the Company and any of its Affiliates (or between Affiliates) shall not constitute a termination of Participant’s position as a Service Provider. In the event that Participant’s position as a Service Provider with the Company or any of its Affiliates is terminated by the Company or any of its Affiliates prior to the Settlement Date and due to Participant’s death or Disability, all unsettled RSUs shall be settled effective on or as soon as administratively practical following the date of Participant’s death or Disability but in no event later than February 15 of the calendar year following the year of Participant’s death or Disability.

     6. Dividends and Voting. Prior to an RSU’s Settlement Date, Participant shall not be entitled to receive dividend equivalent payments for any dividends paid by the Company on Shares, whether payable in stock, in cash or in kind, or other distributions, declared as of a record date that occurs on or after the Date of Grant hereunder and prior to any cancellation of such RSUs, Participant will have no voting rights with respect to any of the Shares underlying the RSUs subject to this award unless and until they are issued to Participant.
     7. Withholding of Taxes. The Company shall have the right to deduct from any distribution of cash or Shares to the Participant an amount equal to any income taxes, excise taxes and other amounts as may be required by law to be withheld with respect to the Award.
     8. Long-Term Consideration for Award. Participant recognizes and agrees that the Company’s key consideration in granting this Award is securing Participant’s long-term commitment to advance and promote the Company’s business interests and objectives. Accordingly, Participant agrees to the following as material and indivisible consideration for this Award:
     (a) Fiduciary Duty. During his/her employment with the Company, Participant shall devote his/her full energies, abilities, attention and business time to the performance of his/her job responsibilities and shall not engage in any activity which conflicts or interferes with, or in any way compromises, performance of such responsibilities.
     (b) Confidential Information. Participant recognizes that by virtue of his/her employment with the Company, Participant will be granted otherwise prohibited access to confidential information and proprietary data which are not known to the Company’s competitors. This information (the “Confidential Information”) includes, but is not limited to, any of the following as it relates to the Company, Euronet and/or any of its or their affiliates (the “Euronet Group”): current and prospective customers; the identity of key contacts at such customers; customers’ particularized preferences and needs; marketing strategies and plans; financial data; personnel data; compensation data; proprietary procedures and processes; and other unique and specialized practices, programs and plans of the Euronet Group and its customers and prospective customers. Participant recognizes that this Confidential Information constitutes a valuable property of the Euronet Group, developed over a significant period of time and at substantial expense. Accordingly, Participant agrees that he/she shall not, at any time during or after his or her employment with the Company, divulge such Confidential Information or make use of it for his/her own purposes or the purposes of any person or entity other than the Euronet Group.
     (c) Non-Solicitation of Customers. Participant recognizes that by virtue of his/her employment with the Company Participant will be introduced to and involved in the solicitation and servicing of existing customers of the Euronet Group and new customers obtained by the Euronet Group during Participant’s employment. Participant understands and agrees that all efforts expended in soliciting and servicing such customers shall be for the permanent benefit of the Euronet Group. Participant further agrees that during his/her employment with the Company Participant will not engage in any conduct which could in any way jeopardize or disturb any of the Euronet Group’s customer relationships. Participant also recognizes the Euronet Group’s legitimate interest in protecting, for a reasonable period of time after his/her employment with the Company, the Euronet Group’s customers. Accordingly, Participant agrees that, for a period beginning on the date hereof and ending one (1) year after termination of his/her employment with the Company, regardless of the reason for such termination, Participant shall not, directly or indirectly, without the prior written consent of the Chairman of the Company, market, offer, sell or otherwise furnish any products or services similar to, or otherwise competitive with, those offered by the Euronet Group to any customer of the Euronet Group.
     (d) Non-Solicitation of Employees. Participant recognizes the substantial expenditure of time and effort which the Euronet Group devotes to the recruitment, hiring, orientation, training and retention of its employees. Accordingly, Participant agrees that, for a period beginning on the date hereof and ending two (2) years after termination of his/her employment with the Company, regardless of the reason for such termination, Participant shall not, directly or indirectly, for himself or herself or on behalf of any other person or entity, solicit, offer employment to, hire or otherwise retain the services of any employee of the Euronet Group.
     (e) Survival of Commitments; Potential Recapture of Award and Proceeds. Participant acknowledges and agrees that the terms and conditions of this Section 8 regarding confidentiality and non-solicitation shall survive both (i) the termination of his/her employment with the Company for any reason, and (ii) the termination of the Plan, for any reason. Participant acknowledges and agrees that the grant of RSUs in this Award Agreement is just and adequate consideration for the survival of the restrictions set forth herein, and that the Company may pursue any or all of the following remedies if Participant either violates the terms of this Section or succeeds for any reason in invalidating any part of it (it being understood that the invalidity of any term hereof would result in a failure of consideration for the Award):
(i)	declaration that the Award is null and void and of no further force or effect;

(ii)	recapture of any cash paid or Shares issued to Participant, or any designee or beneficiary of the Participant, pursuant to the Award;

(iii)	recapture of the proceeds, plus reasonable interest, with respect to any Shares that are both issued pursuant to this Award and sold or otherwise disposed of by Participant, or any designee or beneficiary of Participant.
The remedies provided above are not intended to be exclusive, and the Company may seek such other remedies as are provided by law, including equitable relief.
     (f) Acknowledgement. Participant acknowledges and agrees that adherence to the foregoing requirements will not prevent him/her from engaging in his/her chosen occupation and earning a satisfactory livelihood following the termination of his/her employment with the Company.

       9. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     10. Amendment. This Agreement may be amended only by a written agreement executed by the parties hereto which specifically states that it is amending this Agreement.
     11. Governing Law. The laws of the State of Delaware will govern the interpretation, validity and performance of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
     12. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Participant and Company for all purposes.
     13. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.
     14. Binding Effect. Except as expressly stated herein to the contrary, this Agreement will be binding upon and inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.
     This Agreement has been executed and delivered by the parties hereto.

The Company:	Participant:

By:

Name:

Title:	Address of Participant:

Acknowledged and Approved: Euronet Worldwide, Inc.

By:

Name:
Title:

EXHIBIT A
EURONET WORLDWIDE, INC.
2006 STOCK INCENTIVE PLAN

Designation of Beneficiary

     In connection with the RESTRICTED STOCK UNIT AGREEMENT (the “Award Agreement”) entered into on            between the Company and           , an individual residing at                 (the “Recipient”), the Recipient hereby designates the person specified below as the beneficiary of the Recipient’s interest in Restricted Shares (as defined in the 2006 Stock Incentive Plan of the Company) awarded pursuant to the Award Agreement. This designation shall remain in effect until revoked in writing by the Recipient.

Name of Beneficiary:

Address:

Local Tax Number/SSN#

     The Recipient understands that this designation operates to entitle the above-named beneficiary to the rights conferred by the Award Agreement from the date this form is delivered to the Company until such date as this designation is revoked in writing by the Recipient, including by delivery to the Company of a written designation of beneficiary executed by the Recipient on a later date.

Date:

By:

Recipient Name:

Witness Date	Witness Date

City and Country of Signature:	City and Country of Signature: